Exhibit 99.1

DSP Group and NXP Semiconductors Announce Combination of

Cordless & Voice over IP Terminals businesses

Deal doubles size of DSP Group – NXP becomes 12% stockholder

Eindhoven, Netherlands and Santa Clara, California, May 14, 2007 – NXP Semiconductors, the newly independent semiconductor company founded by Philips, and DSP Group, Inc. (Nasdaq: DSPG) today announced that they will combine their Cordless & VoIP terminals businesses within DSP Group to create a market leader in the cordless and VoIP residential telephony market. The transaction can reach a total value of $345 million and will provide NXP with a shareholding of approximately 12% in DSP Group.

DSP Group will pay $270 million, consisting of $200 million in cash and $70 million in the issuance of DSP Group’s common stock on the basis of the average closing price per share for DSP Group’s common stock on NASDAQ Global Market during the twenty business days ending on the fifth business day prior to the closing of the transaction, for NXP’s Cordless & VoIP terminals business, currently part of the company’s Mobile and Personal Business Unit. DSP Group has also agreed to a contingent cash payment of up to $75 million payable based on future revenue performance. The transaction is expected to be positive to earnings per share of DSPG in 2007 and beyond, excluding transaction expenses, intangible amortization and other one time charges in connection with the acquisition. The transaction is expected to close in the third quarter of 2007, subject to closing conditions, including regulatory approvals.

NXP’s Cordless & VoIP terminals business generated approximately $220 million revenue in 2006 and comprises some 200 staff based at locations around the world, most of whom will transfer to the DSP Group.

“Combining our operations creates a powerful force that will put DSP Group firmly into a leadership position in terms of scale and technology for the benefit of all major customers in our industry. We will have a much stronger European presence to help us accelerate the penetration of VoIP and DECT technologies in the region and will have a more powerful research and development engine that will benefit from the advanced NXP process technologies. NXP will also become a strategic investor and will get a seat on the Board of Directors of DSP Group, and will not transfer its shares of DSP Group common stock for at least two years following the closing,” said Eli Ayalon Chairman and CEO, DSP Group.

“This transaction will create a strong combination with the scale to grow its business. It allows NXP to focus our growth on the six chosen market segments: cellular phones, personal entertainment, home electronics, automotive, identification and multi market semiconductors. Additionally with the proceeds we will be able to strengthen these segments, for example with future acquisitions. I am confident that this deal will benefit our global customers in the cordless market, as they will be served well by this new strong market leader, “said Frans van Houten, NXP President and CEO.

Commenting on the deal, Egon Durban, Managing Director of Silver Lake, on behalf of the group of private equity investors in NXP, observed, “We continue to be excited by our investment in NXP. This transaction illustrates the tremendous strategic benefit of industry consolidation to create market leaders, and will generate substantial benefits for both parties and their customers.”

NXP Cordless & IP Terminals business line supplies RF chipsets, basebands, software and system solutions for: DECT, DECT 6.0, WDCT 2.4, 5.8, Analog 900, 2.4, 5.8, VoIP/MTA, USB Softphones, and VoIP Gateways. In 2006, the group sold approx. 300 million products in digital cordless.

DSP Group was advised by UBS Investment Bank and Morrison Foerster. NXP was advised by Merrill Lynch and De Brauw Blackstone Westbroek.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video & data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, data and video communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

About NXP

NXP is a top 10 semiconductor company founded by Philips more than 50 years ago. Headquartered in Europe, the company has 37,000 employees working in more than 20 countries and posted sales of EUR 5 billion in 2006. NXP creates semiconductors, system solutions and software that deliver better sensory experiences in mobile phones, personal media players, TVs, set-top boxes, identification applications, cars and a wide range of other electronic devices. News from NXP is located at www.nxp.com.

Forward-looking statements of DSP Group

This release contains certain forward-looking statements with respect to the financial condition, results of operations and business of DSP Group and certain of the plans and objectives of DSP Group with respect to the proposed transaction, including statements regarding the timetable for completion of the transaction and the benefits of the transaction, including the accretive effect on EPS, increase of revenues and expansion of the company. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed or implied by such forward-looking statements, including, but not limited to: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the revenue potentials, cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption relating to the transaction that makes it more difficult for DSP Group to maintain relationships with customers, employees or suppliers and other risks and uncertainties associated with the contemplated transaction. Actual results could differ materially from those discussed in or implied by forward-looking statements for various reasons, including those discussed in “Risk Factors” in DSP Group’s Form 10-K. You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, DSP Group undertakes no obligation to publish, update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Forward-looking statements NXP

This release may contain certain forward-looking statements with respect to the financial condition, results of operations and business of NXP and certain of the plans and objectives of NXP with respect to these items. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements

DSP Group - Special Conference Call Details

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss this special announcement and we invites you to listen to the call.

The conference call dial-in number is 1-800-688-0836 for US and 1-617-614-4072 for international calls, the pass code is DSP Group. The call also may be accessed via webcast through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 60724020)

—International Dial-In # 1-617-801-6888 (passcode: 60724020)

CONTACT:

NXP	DSP Group
Lieke de Jong –Tops	Ofer Elyakim,
lieke.de.jong-tops@nxp.com	ofere@dsp.co.il
+31 (0)40 2725202	+1 (408) 986-4421

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